Your Vote Counts! BLOOM ENERGY CORPORATION 2025 Annual Meeting Vote by May 13, 2025 11:59 PM ET You invested in BLOOM ENERGY CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 14, 2025. Vote Virtually at the Meeting* May 14, 2025 9:00 a.m. PT Virtually at: www.virtualshareholdermeeting.com/BE2025 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V68442-P26735 Get informed before you vote View the Annual Report and Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 30, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. BLOOM ENERGY CORPORATION 4353 NORTH FIRST STREET SAN JOSE, CALIFORNIA 95134

THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that contain important information and are available to you on the Internet or by mail. Please follow the instructions on the reverse side to access and review the proxy materials before voting on these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V68443-P26735 1. Election of Class I Directors For Nominees: 01) Mary K. Bush 02) Gary Pinkus 03) KR Sridhar 2. To approve, on an advisory basis, the compensation of our named executive officers. For 3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025. For 4. To approve an amendment to our restated certificate of incorporation to add officer exculpation provisions and eliminate outdated references to Class B common stock. For NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.